                                                                    EXHIBIT 21.1

                LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY,
       THE STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION OF EACH,
             AND THE NAMES UNDER WHICH SUCH SUBSIDIARIES DO BUSINESS

                                          STATE/JURISDICTION OF
                                          INCORPORATION OR
NAME OF SIGNIFICANT SUBSIDIARY            ORGANIZATION
---------------------------------------   ----------------------
Brady Power Partners                      Nevada
Ormat Systems Ltd.                        Israel
Ormat International, Inc.                 Delaware
Ormat Nevada, Inc.                        Delaware
Ormat Funding Corp.                       Delaware
OrCal Geothermal, Inc.                    Delaware
OrHeber 1, Inc.                           Delaware
ORMESA LLC                                Delaware
Ormat Holding Corp.                       Cayman Islands
Heber Field Company                       California
Second Imperial Geothermal Company L.P.   California
Heber Geothermal Company                  California
Mammoth Pacific L.P.                      California
OrPower 4, Inc.                           Cayman Islands
Ormat Momotombo Power Company             Cayman Islands
Orleyte Company                           Cayman Islands
Ormat-Leyte Co. Ltd.                      Philippines
OrMammoth Inc.                            Delaware
Ormat Pacific Inc.                        Delaware
Oreg 1 Inc.                               Delaware
Puna Geothermal Venture L.P.              Hawaii
Steamboat Development Corp.               Delaware